Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL and of the type of information that the registrant treats as private or confidential AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY, IF PUBLICLY DISCLOSED.

TIXR SERVICES AGREEMENT

THIS Tixr SERVICES AGREEMENT (“Agreement”) is entered into as of ___ (the “Effective Date”), by and between Tixr, INC (“Tixr”), a Delaware Limited Liability Company with offices at 1337 3rd Street Promenade, Suite 200, Santa Monica, CA 90401, and VENU incorporated in CO with offices at 1755 Telstar Drive, Suite 501. Colorado Springs, CO 80920 (the “Client”). Tixr and Client may individually be referred to as “Party”, and collectively be referred to as “Parties”.The “Effective Date” shall be the date of the last of all signatures set forth on the signature page below; provided, however, that as of such date each of the following two express conditions precedent have been completed: (1) the parties shall have mutually executed a Stock Purchase Agreement for Tixr’s equity investment into Client; and (2) Client shall have confirmed in writing to Tixr that each of Client’s contracts with third parties, including Yapsody, for ticket sales at Client’s Venues has been terminated and the effective date thereof.

SERVICES

Subject to the terms and conditions herein, Tixr shall provide to Client the use of Tixr’s Services for the sale of tickets offered by Client to the general public for admission to live and recorded (including virtual) music, entertainment, and related events promoted, hosted, sponsored, or run by Client at Client’s Venues set forth on Exhibit A.

The Services (the “Services”) include, but is not limited to, the following:

I.	Use of Tixr’s ticket sales platform, including its websites and applications.

II.	Access to Client Services Team – To lead onboarding, support, and growth throughout the partnership.

III.	Backend (Tixr Studio) Access - Used to create Events, manage sales, and generate analytics reports.

IV.	Knowledge Base - Access to a Tixr’s virtual knowledge base for self-service assistance.

The Services shall substantially conform at all times during the Term to the functionality and performance capabilities and features set forth in Tixr’s systems description(s) at the following links: https://creators.tixr.com/ and https://docsend.com/view/ebcij6ru8t26eaz6. At all times during the Term, and subject to the Terms and Conditions and Data Privacy Policy, Tixr shall provide the Services in a professional and workman-like manner, including prompt resolution of technical, systems, customer use or other issues which reasonably affect delivery of the Services. Subject to the foregoing, Tixr may introduce new products and determine fees and costs associated. For the avoidance of doubt, the Services include only those offerings as set forth herein and as available as of the Effective Date.

TERMS AND CONDITIONS, DATA PROCESSING POLICY

This Agreement and the Services provided hereunder are governed by the (a) Tixr General Terms and Conditions (the “Terms and Conditions”) and (b) Tixr Data Processing Policy (the “Data Processing Policy”).

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The Terms and Conditions are included herein.

The Data Processing Policy is included herein.

The Terms and Conditions and the Data Processing Policy are subject to change in Tixr’s sole and absolute discretion; provided, however, that the terms of this Agreement shall control in the event of any conflict.

By entering into this agreement, Client certifies that it has read, understands, and agrees to the Terms and Conditions and the Data Processing Policy.

TERM

The initial term of this Agreement shall commence on the Effective Date and shall expire on the five (5)

year anniversary of the date unless earlier terminated in accordance with the provisions of this Agreement (the “Initial Term”). The Initial Term applies to all of Client’s Venues set forth in Exhibit A, including those not yet operational at the time of signing. For avoidance of doubt, the Initial Term for all of Client’s Venues begins upon execution of this Agreement, regardless of the operational or ticketing start date of any of Client’s Venues and there is no separate or different Initial Term for any of Client’s Venue. However, all ticketing-related measurement obligations as outlined in Exhibit A under “Annual Minimums” shall apply separately to each of Client’s Venues except to the extent that aggregate sales measurements are allowed as set forth in Exhibit A.

Upon the expiration of the Initial Term, this Agreement will automatically renew for successive two (2) year terms, unless either Party provides written notice of its desire not to renew to the other Party no later than 90 days before the end of the then-current term (including the Initial Term) or unless earlier terminated in accordance with the provisions of this Agreement. (The entire length of this Agreement, as renewed in accordance with this section, shall be referred to herein as the “Term”.)

EXCLUSIVITY

Tixr will be considered the primary ticketing provider during the Term. Client shall not sell more than Ten Percent (10%) of the total paid inventory through third-party distribution partners. Distribution partners shall match the pricing available on Tixr and in no case shall undercut Tixr’s pricing. Exceptions on inventory available to third-party distribution partners shall only be made on a case-by-case basis with prior written approval from Tixr, which may be withheld in its sole and absolute discretion. Exceptions shall only be approved if Tixr is unable to accommodate the Client’s request on the Service. Client represents and warrants that Client is not currently under contract or subject to any exclusivity provisions with any other company or service provider that may interfere with the rights conveyed to Tixr herein. Paid inventory as used herein excludes comp tickets reserved for Client and hospitality tickets reserved for Tixr as provided herein.

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FEES

Fees due and payable to Tixr for the Services provided under this Agreement shall be as set forth in the table below (collectively, the “Fees”).

Client’s service provider and limited payments agent (where applicable), End User will pay the “Service Fee” that Tixr will charge. All Service Fees are owed by End User. Service Fees are fully earned at the time an End User purchases a ticket and are non-refundable.

TIXR shall only refund the Service Fees less the Credit Card Processing fees in the event of a mass cancellation. A mass cancelation event is defined as any event where the majority of ticket buyers (over 70%) are unable to attend due to cancellation without rescheduling by the Client.

Except for credit card processing fees shown below, for which the fee will be based upon the “all-in” ticket price, Service Fees shown below are based upon the face value of the ticket.

Service Fees (USD):

Commission Fee	$.01 - $20.00:$[***] $20.01 - $50.00: $[***] $50.01 - $100.00: $[***] $100.01 and up: $[***] No fees on comp tickets (client controlled)

Credit Card Processing Fee	Client direct Stripe Account (Stripe rates) + [***]% Gateway Fee (Tixr) OR Tixr Credit Card Processing: [***]% + $[***] (if using Tixr as merchant processor)

Payment Plan Fee (per order - paid by ticket purchaser):	$[***]

Secondary Marketplace	For any tickets sold on a Tixr Secondary Marketplace, Tixr will offer [***]% of NET rev-share to Client; Resale fee adjustable by mutual agreement; Standard-minimum rate set at [***]% of transaction amount (paid by seller/purchaser); NET rev-share calculated after CC Fee;

Rewards	FEE WAIVED (normally 1.9%)

Waitlist	Plus [***]% (fee paid “on top” of face value by seller/purchaser)

Upgrades	Plus [***]% (fee paid “on top” of face value by seller/purchaser)

Revenue Share	Determined and retained by the Client.

Order Protection	[***]% rev-share offered to Client

*Client shall also receive access to any newly released standard platform features of comparable scope and category that Tixr elects to make available to clients at no additional charge during the Term.

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ON-PREMISE (EQUIPMENT)

In addition to the Services set forth above, Tixr also provides equipment rentals and consultations, each for an additional cost. Additional information regarding our on-premise offering can be found here.

Tixr will provide Client with an annual on-premise (device) credit of up to [***] Dollars ($[***]) plus + [***] ticket stock ([***]% of ticket minimum) per operational venue, per year “on top” of the allocated $[***].

MARKETING ALLOCATION

TIXR agrees to reimburse Client for Client’s use of an eligible third-party email and SMS marketing software product and other Client advertising expenses, including but not limited to services such as Hive Marketing (email/SMS) and TIXR’s offered marketing services, up to a maximum of $[***] per Term year. Reimbursement shall be contingent upon Client’s submission of receipts or reasonable documentation evidencing such expenses, to be provided to TIXR within thirty (30) days following the end of each Term year. Client shall benefit from any and all discounted rates Tixr negotiates with Hive Marketing.

Tixr shall provide Client with an additional annual marketing allocation of [***]Dollars ($[***]) for each new venue that commences operations and initiates ticket sales through the Tixr platform.

Per the annual Marketing Allocation provided by Tixr, Client shall provide Tixr with brand marketing exposure, throughout the Term, in the following manner:

Category Exclusivity:

●	Client shall recognize Tixr as Client’s “Exclusive Ticketing and Commerce Partner” and “Official Sponsor” for the Client’s Venues.

Website Inclusion

●	Client shall include Tixr logo and “Powered by Tixr” badge on Client’s websites for Client’s Venues.

●	Client make best efforts to announce Tixr Partnership on Client’s websites for Client’s Venues through mutually-agreed upon medium such as News Section or Blog post.

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Public Relations Opportunities

●	Client shall include mutually agreed upon language to announce Tixr Partnership in event/on-sale announcement for Client’s Venues.

Social Media Support

●	Client shall include Tixr logo and “Powered by Tixr” badge on four (4) or more of Client’s promotional posts for Client’s Venues (e.g. announcement, on sale, maintenance, last chance) throughout each year of the Term.

●	Tixr and Client shall collaborate on Client-featured LinkedIn post focused on Tixr integration post-event.

Email Inclusions

●	Client shall include Tixr logo on the “bottom footer” of Client’s promotional event ticketing emails and newsletters (e.g. announcements, on sale, maintenance, last chance) for Client’s Venues.

On-site Branding

●	Client grants Tixr branding and promotional benefits on-site at Client’s Venues, including but not limited to:

●	Tixr logo or video advertisement to rotate on digital screens

●	Tixr logo on signage at box office and will-call

Hospitality

●	Parties shall agree upon a ticket allotment of up to eight (8) guests for up to six (6) events annually (in the aggregate for Events at Client’s Venues) for Tixr to use in hosting including VIP upgrades and all-access credentials, as available.

Rights of Use and Marks

●	Client shall provide Tixr with approved logo, imagery, and/or video assets.

●	During the Term, each of Client and Tixr grants to the other a limited, non-exclusive license to use, reformat, publicly display, publicly perform, create derivative works of, and reproduce all documents, designs, logos, trademarks, text, animation, photographs, audio, and videos and other material provided by the other for the purpose of marketing and promotion on social media, external marketing materials, and the parties’ websites. All such materials shall be used in accordance with the licensing party’s brand guidelines.

●	Client grants Tixr permission to develop external case study using Client’s approved IP and mutually agreed upon event performance metrics.

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WEB DEVELOPMENT ALLOCATION

Tixr agrees to provide the Client with a web development credit of up to [***]Dollars ($[***]), equivalent to One Hundred Twenty Five (125) working hours for the purpose of creating a website for Client. Any costs in excess of this amount shall be the responsibility of the Client. This “Website Build” includes one hundred twenty five (125) working hours to include one (1) dedicated website for each of the four (4) VENU indoor venues, plus one (1) centralized, consumer-facing VENU-branded event portal, modeled after platforms such as BandwagonPresents.com. This aggregated site will showcase all upcoming events across VENU properties, with Tixr integration, search and filter functionality, and client branding. All five (5) websites shall be white-labeled and hosted by Tixr for the duration of the Term. The website will be built by leveraging existing website templates and include a Content Management System (CMS) for Client to maintain their own website after the initial launch. It will be credited by Tixr on behalf of the Client. All additional work on the website after its launch will be billable directly between the Client and the third-party developer.

PAYMENT TERMS

Stripe as Merchant Processor. At all times when Stripe is Client’s merchant processor, Stripe shall deduct any and all Fees and other amounts from funds processed and collected by Stripe from End Users on Client’s behalf and remit such amounts directly to Tixr. Such amounts shall be remitted to Tixr in real time as End Users purchase Tickets or other items via the Services. In the event that the funds processed and collected by Stripe from End Users on Client’s behalf are insufficient to cover any and all outstanding Fees and other amounts, Client shall promptly pay to Tixr such amounts to cover the deficit. Additional information and terms related to Stripe acting as Client’s merchant processor can be found in the Terms and Conditions.

Tixr as Merchant Processor. To the extent Tixr provides merchant processing services to Client, Client hereby appoints Tixr as its limited payments agent for the sole purpose of receiving, holding, and settling payments to Client for End User purchases made through the Services. Tixr will settle payments that are actually received by Tixr to Client, less any amounts owed to Tixr, including fees and other obligations, as set forth in this Agreement. Client agrees that a payment actually or constructively received by Tixr on behalf of Client satisfies the End User’s obligation to make payment to Client for End User’s purchase through the Services, regardless of whether Tixr settles such payment to Client. If Tixr does not settle any such payments as described in this Agreement to Client, Client will have recourse only against Tixr and not the End User. In accepting this appointment as the limited payments agent of Client, Tixr assumes no liability for any acts or omissions of Client, and Client understands that the obligation of Tixr to settle funds to Client is subject to and conditional upon the End User’s actual payment and the terms of this Agreement.

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For all transactions in which Tixr provides merchant processing services to Client, the following terms shall apply:

I.	At all times when Tixr is Client’s merchant processor, Tixr shall deduct any and all Fees and other amounts from funds processed and collected by Tixr from End Users on Client’s behalf. In the event the funds processed and collected by Tixr from End Users on Client’s behalf are insufficient to cover any and all outstanding Fees and other amounts, Client shall promptly pay to Tixr such amounts to cover the deficit in accordance with the Terms and Conditions.

II.	On the 1st and 16th day of each month during the Term (each, a “Settlement Date”), Tixr will initiate the transfer to Client’s Direct Deposit Banking Account of the Net Proceeds for all transactions completed within the period between the immediately prior Settlement Date and the current Settlement Date. If a Settlement Date falls on weekend or national, state, local, or regional holiday, then Tixr will initiate the transfer on the next business day.

III.	Client hereby authorizes Tixr to establish a holdback (a “Hold”) of [***] ([***]%) of the Net Proceeds, which will be held by Tixr for a period of thirty (30) days following the completion of an Event (the “Hold Period”). Client authorizes Tixr to offset against any Net Proceeds not yet transferred to Client, including but not limited to the Hold, any chargebacks, related charges, or fees due for any Event, regardless of whether the Hold is on account of such Event. Following the expiration of the Hold Period, any remaining Hold amounts will be transferred to Client on the next Settlement Date. See the General Terms and Conditions for additional terms related to Tixr’s use of the Hold.

IV.	Client understands and agrees that Client is not entitled to any interest or other compensation associated with any and all funds pending transfer to Client, including but not limited to Hold amounts. Client does not have any ownership or other rights associated with such funds until the applicable funds are transferred to Client in accordance with this Agreement. To the extent applicable, and without limiting the foregoing, Client agrees to irrevocably assign to Tixr any and all benefits in connection with such funds pending transfer to which it may be entitled.

V.	Additional information and terms related to Tixr acting as Client’s merchant processor can be found in the Terms and Conditions.

VI.	Prior to initiating any pre-event settlements, Tixr may conduct a due diligence analysis of Client’s business, operations and related issues to the extent deemed necessary or advisable by Tixr in its sole discretion. In that regard, Client will respond promptly and fully to Tixr’s requests for information, and Client will ensure that all such information is accurate and complete in all material respects. The due diligence period shall generally commence upon the commencement of negotiations between the parties relative to this Agreement and will end no later than thirty (30) days post execution of this Agreement. At any time during its analysis, Tixr may, in its sole discretion and on written notice to Client, terminate this Agreement.

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MISCELLANEOUS PROVISIONS

I.	Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Terms and Conditions.

II.	Conflict. To the extent there is a conflict between the terms of this Agreement and the Terms and Conditions, the terms of this Agreement shall control.

III.	Headings. The section headings used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

IV.	Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof is held to be invalid, illegal, or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of this Agreement.

V.	Counterparts; Electronic Delivery. This Agreement may be executed by the Parties in counterparts, each of which will be an original instrument and both of which taken together will constitute one and the same Agreement and with the same effect as if all Parties had signed the same document. Scanned or facsimile counterparts, and counterparts that do not bear the Parties’ corporate seal or that are not notarized, will be deemed original execution copies. Furthermore, delivery of a signed counterpart of this Agreement by email or facsimile transmission will constitute valid and sufficient delivery thereof.

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EXHIBIT A

●	Boot Barn Hall- 312 Jesse Jewell Gainesville, GA 30501

●	Phil Long Music Hall - 13071 Bass Pro Drive, Colorado Springs, Colorado 80921

●	Third (3rd) Music Hall Centennial, Colorado - also a mid-size indoor music venue with elevated hospitality experience

●	Fourth (4th), yet to be named, mid-size indoor music venue

●	Right of first refusal for any and all additional indoor music hall venues to be built, opened and operated by or affiliated with VENU Holding Corporation in the future, during the Term.

Venues Delay – Extension Right

If Client does not open its third (3rd) indoor music venue prior to the commencement of the third (3rd) year of the Term, then Tixr shall have the right, in its sole discretion, to terminate this Agreement effective as of such commencement date.

Additionally, if Client does not open its fourth (4th) indoor music venue prior to the commencement of the fourth (4th) year of the Term, then Tixr shall have the right, in its sole discretion, to terminate this Agreement effective as of such commencement date.

ANNUAL MINIMUMS

During each contract year of the Term, (each, an “Annual Period”), Net Sales through the Tixr platform must be equal to or greater than [***]Dollars ($[***]) and Sales through the Tixr platform must be equal to or greater than [***] ([***]) fee-bearing items (the “Annual Minimum”). Failure to meet any of the annual minimums shall be deemed to be a material breach of this Agreement, unless the Net Sales across all of Client’s Venues in the aggregate is equivalent.
In addition to all other remedies contained in this Agreement and in the Tixr Terms & Conditions, upon any such breach, Tixr may choose to do one or a combination of any of the following:

I.	Increase the Commission Fee by up to [***]percent ([***]%) (the “Updated Commission Fee”). The Updated Commission Fee shall be applied until the aggregate Commission Fee revenue is equal to the amount that Tixr would have earned had the annual minimum amount(s) been met in such contract year. To the extent, the Term does not start on January 1st, the Annual Minimum shall be prorated based on the Effective Date;

II.	Tixr shall have the right to unilaterally extend this Agreement until the aggregate Annual Minimum have been met in an effort to provide Client with additional time to surpass the aggregate annual minimums.

Additionally, Client agrees to a minimum of [***] ([***]) paid tickets sold per operational venue per calendar year, or an equivalent aggregate across the portfolio ticketed by Tixr. The commitment shall be prorated for any venue that begins ticketed operations partway through the year, based on the number of full weeks remaining in that calendar year following the date of its first event sold exclusively through Tixr.

For example, a venue with its first fully Tixr-ticketed event occurring on July 1 would be responsible for approximately [***] ([***]) paid tickets for that year. Any legacy ticket sales from prior platforms shall not be counted toward this commitment.

***SIGNATURE PAGE FOLLOWS***

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Tixr CUSTOMER AGREEMENT

SIGNATURE PAGE

By signing this agreement, Client certifies that they agree to the Terms and Conditions and Privacy Policy. IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Tixr, INC.		VENU Holding Corporation

Signed:	/s/ Robert Davari	Signed:	/s/ JW Roth
Name:	Robert Davari	Name:	JW Roth
Title:	CEO	Title:	CEO
Date:		Date:

Schedule 1 – Tixr General Terms and Conditions

SCHEDULE 2 – Tixr Data Processing Policy